Exhibit 32.2

STATEMENT OF CHIEF ACCOUNTING OFFICER OF
NATIONAL HOLDINGS CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of National Holdings Corporation (the “Company”) on Form 10-K/A for fiscal year ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenn C. Worman, Chief Financial Officer (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Glenn C. Worman
Glenn C. Worman
Chief Financial Officer (Principal Financial Officer)
January 17, 2018